Product supplement BH To prospectus dated September 29, 2009 and prospectus supplement dated September 29, 2009	Registration Statement No. 333-162195 Dated April 8, 2010 Securities Act of 1933, Rule 424(b)(2)

Reverse Exchangeable Securities Linked to Two or More Underlyings

General

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Deutsche Bank AG may offer and sell reverse exchangeable securities (the “securities“) linked to two or more underlyings (the “Reference Underlyings“) from time to time. The Reference Underlyings may include common stocks, exchange traded funds, indices, commodities, currencies or other market measures. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•	The securities are senior unsecured obligations of Deutsche Bank AG.

•	We will pay coupons on the securities at a rate specified in the relevant pricing supplement.

•	At maturity, we will pay you an aggregate amount comprising separate payments with respect to each Reference Underlying, each such payment based on the weighting of the relevant Reference Underlying and its performance during the term of the securities. The relevant pricing supplement will specify whether you will receive cash and/or physical delivery of units for each Reference Underlying in satisfaction of the amount owing to you at maturity with respect to such Reference Underlying. The securities are not principal-protected and you may lose your entire investment.

•	For important information about tax consequences, see “U.S. Federal Income Tax Consequences” in this product supplement.

•	The securities will be issued in denominations that will be specified in the relevant pricing supplement. Minimum investment amounts will be specified in the relevant pricing supplement.

•	Investing in the securities is not equivalent to investing in the Reference Underlyings.

•	The obligations under the securities are our obligations only, and the issuers or sponsors of the Reference Underlyings will have no obligations of any kind under the securities.

•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page 7 of this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

April 8, 2010

In making your investment decision, you should rely only on the information contained or incorporated by reference in the underlying supplement and pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant underlying supplement and pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA“) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant underlying supplement and pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us“ and “our“ refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying underlying supplement, prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying underlying supplement, prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

SUMMARY TERMS

Reference Underlyings

The underlyings to which the return on the securities is linked. The Reference Underlyings and the relevant weighting of each Reference Underlying will be designated in the relevant pricing supplement accompanying this product supplement. The Reference Underlyings may include two or more common stocks, exchange traded funds (each a “Fund“), indices (each an “Index“), commodities, currencies or other market measures. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs“). If any Reference Underlying is common stock, the term “issuer” refers to the issuer of such common stock. If any Reference Underlying is an ADS, the term “issuer” refers to the issuer of the shares underlying such ADS. If any Reference Underlying is an exchange traded fund or index, the term “sponsor” refers to the entity that manages such exchange traded fund or index.

Closing Level	For an Index, the official closing level of such Index on the relevant date of calculation.

For a Fund or common stock, the closing price of one share of such Fund or common stock on the relevant date of calculation, multiplied by the then current Adjustment Factor applicable to such Fund or common stock.

For a commodity, currency or any other market measure, such level determined as set forth in the relevant pricing supplement on the relevant date of calculation.

Face Amount	The denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Issue Price	100% of the Face Amount, unless otherwise specified in the relevant pricing supplement.

Coupon Payments	The securities will pay coupons as specified in the relevant pricing supplement.

Payment at Maturity

The payment you will receive at maturity comprising separate payments with respect to each Reference Underlying, each such payment based on the weighting of the relevant Reference Underlying and its performance during the term of the securities, as specified in the relevant pricing supplement. The securities are not principal protected and you may lose some or all of your initial investment.

The relevant pricing supplement will specify whether you will receive cash and/or physical delivery of units in satisfaction of the amount owing to you at maturity with respect to each Reference Underlying.

Unless otherwise specified in the relevant pricing supplement, at maturity, you will receive, in addition to any coupon due on the securities, an amount in cash with respect to each Reference Underlying (“Cash Settlement Amount“) calculated as follows:

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If the level of the relevant Reference Underlying (determined as described below) is greater than, or, if so specified in the relevant pricing supplement, greater than or equal to, the Threshold Level for such Reference Underlying at all times during the Observation Period, you will receive a cash payment equal to the product of the Face Amount per security and the weighting of such Reference Underlying.

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If the level of the relevant Reference Underlying is less than or equal to, or, if so specified in the relevant pricing supplement, solely less than, the Threshold Level for such Reference Underlying at any time during the Observation Period, then:

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if the Final Level of such Reference Underlying is equal to or greater than its Initial Level, you will receive a cash payment equal to the product of the Face Amount per security and the weighting of such Reference Underlying; or

•	if the Final Level of such Reference Underlying is less than its Initial Level, unless otherwise specified in the relevant pricing supplement, you will receive a cash payment per security equal to:

(Face Amount + (Face Amount × Reference Underlying Return of such Reference Underlying)) × weighting of such Reference Underlying where “Reference Underlying Return“ of such Reference Underlying = (Final Level of such Reference Underlying – Initial Level of such Reference Underlying) / Initial Level of such Reference Underlying

The relevant pricing supplement will specify whether the level of each Reference Underlying will be determined based on continuous or closing level monitoring or, alternatively, may specify another method for determining the level of any Reference Underlying.

If the relevant pricing supplement specifies that you will receive physical delivery of units of any Reference Underlying in satisfaction of the amount owed to you with respect to such Reference Underlying, we will deliver to you, in exchange for each security, in addition to any amounts owed with respect to the other Reference Underlyings, a number of units of such Reference Underlying equal to the Physical Delivery Amount for such Reference Underlying or, at our option, the cash value thereof.

The securities are not principal protected. If the level of any Reference Underlying is less than or equal to, or, if so specified in the relevant pricing supplement, solely less than, the Threshold Level of such Reference Underlying at any time during the Observation Period, and the Final Level of such Reference Underlying is less than its Initial Level, the Payment at Maturity (excluding any coupon payment) will be less than your initial investment. If the conditions in the previous sentence are true of every Reference Underlying, the Payment at Maturity may be zero.

Initial Level

For each Reference Underlying, the Closing Level of such Reference Underlying on the Trade Date, or such other level as specified in the relevant pricing supplement. We may refer to the Initial Level of a Fund or common stock as the Initial Price of such Fund or common stock in the relevant pricing supplement.

Final Level

For each Reference Underlying, the Closing Level of such Reference Underlying on the Final Valuation Date or the arithmetic average of the Closing Levels of such Reference Underlying on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement. We may refer to the Final Level of a Fund or common stock as the Final Price of such Fund or common stock in the relevant pricing supplement.

Maturity Date

As specified in the relevant pricing supplement. The Maturity Date is subject to postponement in the event of certain market disruption events, as described under “Descriptions of Securities — Maturity Date.”

Observation Period	As specified in the relevant pricing supplement.

Physical Delivery Amount

If the level of any relevant Reference Underlying is less than or equal to, or, if so specified in the relevant pricing supplement, solely less than, the Threshold Level for such Reference Underlying at any time during the Observation Period and the Final Level of such Reference Underlying is less than its Initial Level, you will (if so specified in the relevant pricing supplement) receive physical delivery of units of such Reference Underlying in satisfaction of any amount owed to you in respect of such Reference Underlying or, at our option, the cash value thereof. We refer to the number of physical units of such Reference Underlying that you would be entitled to receive as the “Physical Delivery Amount”. Unless otherwise specified in the relevant pricing supplement, the calculation agent will determine the Physical Delivery Amount for each Reference Underlying on the Final Valuation Date by dividing the Cash Settlement Amount per security with respect to such Reference Underlying by the Final Level of such Reference Underlying.

Threshold Level	For each Underlying, as specified in the relevant pricing supplement.

Valuation Date(s)

The Final Level of each Reference Underlying will be determined on a single date, which we refer to as the “Final Valuation Date,” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement. We refer to such dates generally as “Valuation Dates“ in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events, as described below under “Descriptions of Securities — Adjustments to Valuation Dates and Payment Dates.”

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of Deutsche Bank Securities Inc. (“DBSI“). Any offering in which DBSI participates will be conducted in compliance with the requirements of NASD Rule 2720 of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

RISK FACTORS

Your investment in the securities will involve certain risks. Investing in the securities is not equivalent to investing directly in the Reference Underlyings. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. The securities are not principal protected and you could lose all of your initial investment. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, the prospectus and the relevant pricing supplement, before you decide that an investment in the securities is suitable for you.

Your investment in the securities may result in a loss.

The securities do not guarantee any return of your initial investment. Your initial investment is protected so long as the Closing Levels (in the case of securities with daily Reference Underlying monitoring) or levels (in the case of securities with continuous Reference Underlying monitoring or other monitoring method as specified in relevant pricing supplement) of all the Reference Underlyings are greater than, or, if so specified in the relevant pricing supplement, greater than or equal to, their Threshold Levels at all times during the Observation Period or the Final Levels of all the Reference Underlyings are not less than their Initial Levels. Assuming daily Reference Level monitoring applies, if the Final Level of any Reference Underlying is less than its Initial Level, and the Closing Level of such Reference Underlying during the Observation Period is less than or equal to, or, if so specified in the relevant pricing supplement, solely less than, its Threshold Level on any Trading Day during the Observation Period, then for every 1% decrease in the Final Level of such Reference Underlying as compared to its Initial Level, you will lose a percentage of the aggregate face amount of your securities equal to the product of 1% and the weighting of such Reference Underlying. Accordingly, you may lose some or all of your initial investment.

You may lose some or all of your initial investment in the securities if the level of any Reference Underlying is less than or equal to, or, if so specified in the relevant pricing supplement, solely less than, its Threshold Level at any time during the Observation Period.

You will not participate in any increase in the levels of the Reference Underlyings. Moreover, if the level of any Reference Underlying is less than or equal to, or, if so specified in the relevant pricing supplement, solely less than, its Threshold Level at any time during the Observation Period and the Final Level of such Reference Underlying is less than its Initial Level, you will lose some of your initial investment in the securities. If the conditions in the previous sentence are true of every Reference Underlying, you could lose all of your initial investment in the securities.

You will not receive a Payment at Maturity greater than your initial investment plus Coupon Payments.

At maturity, you will receive no more than your initial investment plus Coupon Payments, and the total payment you receive over the term of the securities will not exceed your initial investment plus the coupons paid during the term of the securities.

Payments on the securities are subject to Deutsche Bank’s creditworthiness.

The payment of any amount due on the securities, including any coupons, is subject to the credit risk of Deutsche Bank. An actual or anticipated downgrade in Deutsche Bank’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the securities. As a result, our actual and perceived creditworthiness will affect the value of the securities, and in the event we were to default on our obligations, you may not receive any amount owed to you under the terms of the securities.

We may not deliver units of any Reference Underlying at maturity.

If the relevant pricing supplement specifies that you will receive physical delivery of units of any Reference Underlying at maturity, we may, in our sole discretion, pay you the Cash Settlement Value of such Reference Underlying in lieu of delivering such units. Accordingly, if you have sold or otherwise agreed to deliver units of any Reference Underlying with the expectation of receiving the Physical Delivery Amount for such Reference Underlying at maturity, your trade may fail in the event we do not deliver such units to you.

Investing in the securities is not equivalent to investing in the Reference Underlyings.

As an investor in the securities, you will not have any ownership interest or rights in the Reference Underlyings, such as voting rights or rights to receive dividend payments or other distributions that the holders of common stock or exchange traded funds may have. If the securities are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the equity securities underlying the ADSs.

The Final Level of any Reference Underlying may be less than its Closing Level on the Maturity Date or at other times during the term of the securities.

Because the Final Level of any Reference Underlying may be calculated based on its Closing Level on one or more Valuation Dates during the term of the securities, the Closing Level of such Reference Underlying on the Maturity Date or at various other times during the term of the securities, including dates near the Valuation Date(s), could be greater than the Final Level of such Reference Underlying. This difference could be significant, particularly if there is a significant decrease in such Closing Level around the time of the Valuation Date(s) or if there is significant volatility in such Closing Level during the term of the securities (especially on dates near the Valuation Date(s)). For example, when the Valuation Date for the securities is near the end of the term of the securities, if the Closing Level of a Reference Underlying increases or remains relatively constant during the initial term of the securities and then decreases below the Initial Level of such Reference Underlying, the Final Level of such Reference Underlying may be significantly less than if it were calculated on a date earlier than the Valuation Date and your Payment at Maturity could be adversely affected.

We have no affiliation with the issuer or sponsor of any Reference Underlying.

Unless otherwise specified in the relevant pricing supplement, no issuer or sponsor of a Reference Underlying is our affiliate and no such issuer or sponsor is involved in any way in any of our offerings of securities pursuant to this product supplement. Consequently, we have no control over the actions of any issuer or sponsor of a Reference Underlying, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuers or sponsors of the Reference Underlyings and Deutsche Bank have no obligation to consider your interest as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay us will go to any issuer or sponsor of a Reference Underlying (except where we are the sponsor of an Index). In the case where a Reference Underlying is a Fund or Index, none of the money you pay us will go to companies underlying such Fund or Index, and none of those companies will be involved in the offering of the securities.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the Face Amount of the securities. The potential returns described in the relevant pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

The Reference Underlyings may not be equally weighted.

Each Reference Underlying may have a different weighting, as specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that for a security linked to four Reference Underlyings, the weightings will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the Reference Underlyings is that the same change in the Closing Levels (in the case of securities with daily Reference Underlying monitoring) or levels (in the case of securities with continuous Reference Underlying monitoring or other monitoring method as specified in relevant pricing supplement) of two of the Reference Underlyings may have different effects on the value of the securities and the Payment at Maturity. Poor performance by a Reference Underlying with a higher weighting will result in a lower Payment at Maturity than poor performance by a Reference Underlying with a lower weighting.

Correlation (or the lack of correlation) among some or all of the Reference Underlyings may adversely affect your Payment at Maturity

Movements in the levels of the Reference Underlyings may or may not correlate with each other.

Performances of the Reference Underlyings may not be correlated. Even at a time when most of the Reference Underlyings are experiencing positive performance, negative performance of at least one of the other Reference Underlyings will cause you to receive less than the Face Amount of your securities at maturity if the Closing Level (in the case of securities with daily Reference Underlying monitoring) or level (in the case of securities with continuous Reference Underlying monitoring or other monitoring method as specified in relevant pricing supplement) of the poorly performing Reference Underlying is not greater than, or, if so specified in the relevant pricing supplement, not greater than or equal to, its Threshold Level at all times during the Observation Period or the Final Level of such Reference Underlying is less than its Initial Level.

Performances of the Reference Underlyings may become highly correlated from time to time during the term of the securities, including, but not limited to, a period in which there is a substantial decline in a particular sector or sectors represented by some or all of the Reference Underlyings. High correlation during periods of negative performance among some or all of the Reference Underlyings could similarly cause you to receive less than the Face Amount of your securities at maturity.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the levels of the Reference Underlyings, whether the level of one or more Reference Underlyings has been less than or equal to (or, if so specified in the relevant pricing supplement, solely less than) the Threshold Level for such Reference Underlying at any time during the Observation Period, and interest rates on any day will affect the value of the securities more than any other factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the levels of the Reference Underlyings. The value of the securities will be affected by a number of factors that may either offset or magnify each other, including:

•	the market price or level of the components underlying the Reference Underlyings, which in turn will be affected by supply and demand for the Reference Underlyings or such components;

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where applicable, the dividend rates paid on the Reference Underlyings (while not paid to holders of the securities, dividend payments on the Reference Underlyings may influence the levels of the Reference Underlyings and the market value of options on the Reference Underlyings and, therefore, affect the value of the securities);

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where applicable, actual or anticipated corporate reorganization events, such as mergers or takeovers, which may affect the issuers or sponsors of the Reference Underlyings or the components underlying the Reference Underlyings;

•	supply and demand for the securities;

•	the expected frequency and magnitude of changes in the levels of the Reference Underlyings (volatility);

•	economic, financial, political and regulatory or judicial events that affect the Reference Underlyings or equity, commodity or currency markets generally;

•	where applicable, the currency exchange rate and volatility of the currency exchange rate between the U.S. dollar and the currency of the country or countries pertaining to the Reference Underlyings;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

No one can accurately predict the future performance of the Reference Underlyings based on their historical performance. The value of the Reference Underlyings may decrease such that you may not receive any payment of your investment except the Coupon Payments.

The inclusion in the original Issue Price of each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

The original Issue Price of the securities includes each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original Issue Price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

One of our affiliates may serve as the depositary for the American Depositary Shares.

One of our affiliates may serve as depositary for some foreign companies that issue ADSs. If any Reference Underlying is an ADS, and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, as depositary for the ADSs, may be adverse to your interests as a holder of the securities.

The securities may be subject to currency exchange rate risk.

Because a Reference Underlying, or the prices of the components underlying a Reference Underlying, may be converted by the issuer or sponsor of such Reference Underlying into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of such Reference Underlying, holders of the securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such Reference Underlying. An investor’s net exposure will depend on the extent to which the currencies of the components underlying any such Reference Underlying strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency weakens against the respective component currencies, the level of any such Reference Underlying may be adversely affected, and the Payment at Maturity of the securities may be reduced.

In addition, a Reference Underlying may track the performance of currencies. In this case, the return you receive on the securities will be directly exposed to currency exchange rate risk.

Of particular importance to such potential currency exchange rate risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments between countries; and

•	the extent of governmental surpluses or deficits in the countries represented in such Reference Underlying and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in such Reference Underlying, the United States and other countries important to international trade and finance.

For securities linked to the performance of a currency (including a Reference Underlying that is traded in a foreign currency), your investment will be directly exposed to the volatility in exchange rates.

There are significant risks related to an investment in a security that is linked to a foreign currency. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of a Reference Underlying and, as a result, may affect the market price of such Reference Underlying, which may consequently affect the value of the securities.

We have no control over exchange rates of the currencies relating to foreign securities.

Foreign currency exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the currency exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a security that is linked to a Reference Underlying that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that currency exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

For securities linked to the performance of foreign equities, an investment in the securities is subject to risks associated with non-U.S. securities markets.

An investment in the securities linked to the value of foreign equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subject to different and, in some cases, more adverse economic environments.

There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities of the foreign company.

If your securities are linked to the performance of an ADS, you should be aware that your securities are linked to the price of the ADS and not the underlying equity security, and there exist important differences between the rights of holders of ADSs and the underlying equity security. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of the common equity of a foreign issuer. Generally, ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common equity of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common equity that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the common equity may be significant and may materially and adversely affect the value of the securities.

In some circumstances, the payment you receive on a Reference Underlying may be based on the common stock of another company and not such Reference Underlying.

If a Reference Underlying is a common stock, following certain corporate events relating to such Reference Underlying where its issuer is not the surviving entity, the Payment at Maturity with respect to such Reference Underlying may be based on the common stock of a successor to such Reference Underlying issuer or any cash or any other assets distributed to holders of such Reference Underlying in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting alternative property to deliver in “Description of Securities — Anti-dilution Adjustments.”

If a Reference Underlying is a Fund or Index, the sponsor of such Reference Underlying may adjust such Reference Underlying in ways that affect the level of such Reference Underlying, and such sponsor has no obligation to consider your interests.

The sponsor of a Fund or Index that is a Reference Underlying is responsible for calculating and maintaining such Reference Underlying. The sponsor can add, delete or substitute the components underlying such Reference Underlying or make other methodological changes that could change the level of such Reference Underlying. You should realize that the changing of companies included in such Reference Underlying may affect the level of such Reference Underlying, as a newly added company may perform significantly better or worse than the company it replaces. Additionally, the sponsor may alter, discontinue or suspend calculation or dissemination of such Reference Underlying. Any of these actions could adversely affect the value of the securities. The sponsor has no obligation to consider your interests in calculating or revising such Reference Underlying.

In the case of a Reference Underlying that is a Fund, the policies of the sponsor of the Fund and changes that affect the Fund or any index on which the Fund may be based could adversely affect the amount payable on your securities and their value.

If a Reference Underlying is a Fund, the policies of the sponsor of such Fund concerning the calculation of the Fund’s net asset value, additions, deletions or substitutions of securities in the Fund and the manner in which changes affecting any relevant index are reflected in the Fund could affect the level of such Reference Underlying and, therefore, the amount payable on the securities at maturity and the value of the securities before that date. The amount payable on the securities and their value could also be affected if the sponsor changes these policies, for example, by changing the manner in which it calculates such Fund’s net asset value, or if the sponsor discontinues or suspends calculation or publication of such Fund’s net asset value, in which case it may become difficult to determine the value of the securities. If events such as these occur or if the Closing Level of such Reference Underlying is not available on the relevant

Valuation Date because of a market disruption event or for any other reason, the calculation agent may determine such Closing Level on the relevant Valuation Date and thus the amount payable with respect to such Reference Underlying on the Maturity Date in a manner it considers appropriate in its sole discretion. We describe the discretion that the calculation agent will have in determining the Closing Levels on the Valuation Date and the amount payable on the securities more fully below under “We or our affiliates may have economic interests adverse to those of the holders of the securities,” and in the accompanying pricing supplement.

Anti-dilution protection is limited.

Where a Reference Underlying is a common stock or a Fund, the calculation agent will make adjustments to the Adjustment Factor applicable to such Reference Underlying for certain events affecting such Reference Underlying. The calculation agent is not required, however, to make such adjustments in response to all actions. If such an event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See “Description of Securities — Anti-dilution Adjustments” for further information.

We or our affiliates may have economic interests adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours may trade a Reference Underlying and financial instruments related to such Reference Underlying on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of a Reference Underlying and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to a Reference Underlying. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the level of a Reference Underlying and, accordingly, could affect the value of the securities and the Payment at Maturity with respect to such Reference Underlying.

We or our affiliates may currently or from time to time engage in business with the issuer or sponsor of a Reference Underlying, including extending loans to, making equity investments in, or providing advisory services to, it, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuer or sponsor of a Reference Underlying, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the issuer or sponsor of a Reference Underlying. Any prospective purchaser of securities should undertake an independent investigation of the Reference Underlyings and their issuers or sponsors (if applicable) as is in its judgment appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the level of a Reference Underlying. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect the levels of the Reference Underlyings and, therefore, the value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the value of the securities declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Final Level of each Reference Underlying, any anti-dilution adjustments, the Coupon Payments and the Payment at Maturity for each Reference Underlying. The calculation agent will also be responsible for determining whether a market disruption event has occurred with respect to any Reference Underlying and whether a day is a Coupon Payment Date. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch, as the calculation agent, is entitled to exercise discretion.

Potentially inconsistent research, opinions or recommendations by Deutsche Bank AG may affect the value of the securities.

Deutsche Bank AG or any of its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities. Any such research, opinions or recommendations could affect the levels of the Reference Underlyings, and therefore the value of the securities.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the level of a Reference Underlying or calculating the Payment at Maturity with respect to such Reference Underlying. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Valuation Dates and the Maturity Date will be postponed. It is also possible that, upon the occurrence of any of these events, the calculation agent will determine the Closing Level of such Reference Underlying as set forth under “Description of Securities — Adjustments to Valuation Dates and Payment Dates,” and such Closing Level may differ substantially from the published Closing Level of such Reference Underlying in the absence of such events. As a result, any such market disruption event may adversely affect your return.

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the return on commodity-linked securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of a Commodity Based Underlying and, therefore, the return on the securities.

Commodity futures contracts are subject to uncertain legal and regulatory regimes, which may result in a hedging disruption event and a loss on your investment.

The commodity futures contracts that may comprise Commodity Based Underlyings are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities. The Commodity Futures Trading Commission (the “CFTC“) has announced that it is considering imposing position limits on certain commodities (such as energy commodities) and the manner in which current exemptions for bona fide hedging transactions or positions are implemented. Such restrictions may cause us or our affiliates to be unable to effect transactions necessary to hedge our obligations under the securities, in which case we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest your proceeds in a comparable investment.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

Hedging and trading activity by us or our affiliates could adversely affect the value of the securities.

Deutsche Bank AG and other affiliates of ours will carry out hedging activities related to the securities (and possibly to other instruments linked to the Reference Underlyings), including trading in the Reference Underlyings as well as in other instruments related to the Reference Underlyings. Deutsche Bank AG and some of our other subsidiaries also trade the Reference Underlyings and other financial instruments related to the Reference Underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the Trade Date could potentially affect the levels of the Reference Underlyings. Additionally, such hedging or trading activities during the term of the securities could adversely affect the levels of the Reference Underlyings on the Valuation Dates, and, accordingly, the Payment at Maturity for any affected Reference Underlying.

The tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are unclear, and the IRS or a court might not agree with the treatment of the securities described in the section of this product supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of the ownership and disposition of the securities might be affected materially and adversely. Additionally, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Prospective investors should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The term “security” refers to one of our Reverse Exchangeable Securities Linked to Two or More Underlyings.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to two or more underlyings as specified in the relevant pricing supplement (each a “Reference Underlying“). The Reference Underlyings may include common stocks, exchange traded funds (each a “Fund“), indices (each an “Index“), commodities, currencies or other market measures. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). In the context of any Reference Underlying that is common stock, the term “issuer” refers to the issuer of the shares of such common stock. If the Reference Underlying is an ADS, the term “issuer” refers to the issuer of the shares underlying such ADSs. We refer to the shares of common equity represented by an ADS as the “Underlying Stock.” The securities are a series of notes referred to in the accompanying prospectus supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent and registrar.

We may pay coupons on the securities at the rate specified in the relevant pricing supplement. The Payment at Maturity will be based on the performance of each Reference Underlying during the term of the securities. At maturity, we will pay you an amount in cash or a number of units of each Reference Underlying based on the performance of each Reference Underlying during the term of the securities, as specified in the relevant pricing supplement. The securities are not principal protected and you may receive less, and potentially significantly less, than your initial investment at maturity. It is possible you will lose your entire investment in the securities. Any payment on the securities is subject to the credit of Deutsche Bank AG.

A liquid secondary market for the securities does not exist. Deutsche Bank does not guarantee any secondary market price for the securities. Assuming no changes in market conditions or any other relevant factors, the value of the securities on the date of original issuance will be less than the original Issue Price.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities will be represented by one or more permanent global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee, as described under “Description of Notes — Form, Legal Ownership and Denomination of Securities” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

The specific terms of the securities, including the coupon rate and formula for calculating your Payment at Maturity will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender in open market transactions, or by private agreement.

Certain Defined Terms

Unless otherwise specified in the relevant pricing supplement, the following definitions will apply to the securities.

Adjustment Factor initially means 1.0 and is subject to adjustment upon the occurrence of certain corporate events affecting each applicable Reference Underlying. See “— Anti-dilution Adjustments” below

Business Day means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

Cash Settlement Amount means an amount in cash per security you will be entitled to receive at maturity.

Closing Level means:

(a)	for an Index, the official closing level of such Index on the relevant date of calculation;

(b)

for a Fund or common stock, the Closing Price of one share of such Fund or common stock on the relevant date of calculation, multiplied by the then current Adjustment Factor applicable to such Fund or common stock; and

(c)	for a commodity, currency or any other market measure, such level determined as set forth in the relevant pricing supplement on the relevant date of calculation.

Closing Price for one share of common stock and a fund (or one unit of any other security for which a closing price must be determined) on any Trading Day means:

•

if the Fund or common stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of the NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act“), on which such Fund or common stock (or any such other security) is listed or admitted to trading, or

•

if the Fund or common stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA“), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day,

•

with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day in the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading, or

•

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the shares of the Fund or common stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Commodity means, when referring to a Reference Underlying, a physical commodity, as determined by the calculation agent.

Commodity Based means, when referring to a Reference Underlying, that such Reference Underlying tracks commodity-linked instruments, as determined by the calculation agent.

Coupon Payment Date means each date as specified in the relevant pricing supplement; provided, that no Coupon Payment Date shall be more than twelve months after the immediately prior Coupon Payment Date or issue date of the securities, as applicable. If any day on which a Coupon Payment or an amount in respect of the Face Amount is due is not a Business Day, the payment will be made with the same force and effect on the next succeeding Business Day, but no additional coupon will accrue as a result of the delayed payment, and the next Coupon Payment Period will commence as if the payment had not been delayed.

Coupon Payment Period means the period beginning on and including the issue date of the securities and ending on but excluding the first Coupon Payment Date, and each successive period beginning on and including a Coupon Payment Date and ending on but excluding the next succeeding Coupon Payment Date, or as specified in the relevant pricing supplement.

Coupon Rate is a rate that will be specified in the relevant pricing supplement.

Currency Based means, when referring to a Reference Underlying, that such Reference Underlying tracks currencies or currency-linked instruments, as determined by the calculation agent.

Equity Based means, when referring to a Reference Underlying, that such Reference Underlying is a security or tracks or is composed of securities, as determined by the calculation agent.

Exchange Traded Instrument means a futures contract relating to a commodity which is tracked by a Commodity Based Reference Underlying.

Face Amount means the denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Final Level means, for each Reference Underlying, the Closing Level of such Reference Underlying on the Final Valuation Date or the arithmetic average of the Closing Levels of such

Reference Underlying on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement. We may refer to the Final Level of a Fund or common stock as the Final Price of such Fund or common stock in the relevant pricing supplement.

Index Business Day means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, England.

Initial Level means, for each Reference Underlying, the Closing Level of such Reference Underlying on the Trade Date, or such other level as specified in the relevant pricing supplement. We may refer to the Initial Level of a Fund or common stock as the Initial Price of such Fund or common stock in the relevant pricing supplement.

Intraday Price means, for one unit of a Reference Underlying (or one unit of any other security for which an intraday price must be determined) at any time during any Trading Day (including at the close):

•

if such Reference Underlying (or any such other security) is listed or admitted to trading on a national securities exchange (other than the NASDAQ Stock Market), the most recently reported sale price, regular way, at such time during the principal trading session on such day on the principal national securities exchange registered under the Exchange Act on which such Reference Underlying (or any such other security) is listed or admitted to trading times the then current Adjustment Factor,

•

if such Reference Underlying (or any such other security) is a security of the NASDAQ Stock Market, the most recently reported sale price, regular way, at such time during the principal trading session on such day quoted by the NASDAQ Stock Market times the then current Adjustment Factor,

•

if such Reference Underlying (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the FINRA, the most recently reported sale price at such time during the principal trading session on the OTC Bulletin Board Service on such day times the then current Adjustment Factor, or

•

with respect to any such other security, if such security is issued by a foreign issuer and its intraday price cannot be determined as set forth in the three bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the most recently reported sale price, regular way, at such time during the principal trading session on such day in the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading times the then current Adjustment Factor, or

•

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, for the bid prices for such Reference Underlying (or such other securities) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Issue Price means 100% of the Face Amount, unless otherwise specified in the relevant pricing supplement.

Maturity Date means the day specified in the relevant pricing supplement. If the scheduled Maturity Date is not a Business Day, then the Maturity Date will be the next succeeding Business Day following the scheduled Maturity Date. If, due to a Market Disruption

Event or otherwise, the Final Valuation Date or final Averaging Date is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Maturity Date, the Maturity Date will be the third Business Day following such Final Valuation Date or final Averaging Date, as postponed, unless otherwise specified herein or in the relevant pricing supplement.

Relevant Exchange means:

(a)

for each Equity Based Reference Underlying, the primary organized exchanges or markets of trading for (i) any security then included in, or, for a Fund, any security issued by, such Reference Underlying, or (ii) any futures or options contract or fund related to such Reference Underlying or to any security then included in, or, for a Fund, any security of, such Reference Underlying; and

(b)	for each Exchange Traded Instrument included in a Commodity Based Reference Underlying, the exchange on which the Exchange Traded Instrument is traded or its successor,

each as determined by the calculation agent.

Trade Date means the day we price the securities for initial sale to the public (the Trade Date will be specified in the relevant pricing supplement).

Trading Day means:

(a)

for each Equity Based Reference Underlying, a day, as determined by the calculation agent, on which trading is generally conducted on the Relevant Exchange, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time; and

(b)

for each Exchange Traded Instrument underlying a Commodity Based Reference Underlying, a day, as determined by the calculation agent, on which the Relevant Exchange for such Exchange Traded Instrument is open for trading during its regular trading session, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time; and

(c)

for each Currency Based Reference Underlying, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in the cities as specified in the relevant pricing supplement.

Coupon Payments

Unless otherwise specified in the relevant pricing supplement, the coupon payments per security for each Coupon Payment Period will be calculated as follows:

Face Amount x Coupon Rate x (Number of Days in the Coupon Payment Period / 360),

where the “Number of Days“ will be calculated on the basis of a year of 360 days with twelve months of thirty days each.

Coupon payments on the securities will be at a rate per annum specified in the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, coupon payments will accrue from the issue date of the securities to but excluding the Maturity Date, and coupon payments will be made in arrears on each Coupon Payment Date to and including the Maturity Date. Unless otherwise specified in the relevant pricing supplement, the Coupons will be paid to the holders of record at the close of business on the date five calendar days prior to the corresponding Coupon Payment Date, whether or not such fifth calendar day is a Business Day. If the Maturity Date is adjusted due to a Market Disruption Event, the coupon payment due on the Maturity Date will be made on the Maturity Date as adjusted, with the same force and effect as if the Maturity Date had not been adjusted, but no additional coupon payment will accrue or be payable as a result of the delayed payment.

Payment at Maturity

The payment you will receive at maturity will be comprised of separate payments with respect to each Reference Underlying, each such payment based on the weighting of the relevant Reference Underlying and its performance during the term of the securities, as specified in the relevant pricing supplement. The securities are not principal protected and you may lose some or all of your initial investment.

The relevant pricing supplement will specify whether you will receive cash and/or physical delivery of units in satisfaction of the amount owing to you at maturity with respect to each Reference Underlying.

Unless otherwise specified in the relevant pricing supplement, at maturity, you will receive, in addition to any coupons due on the securities, an amount in cash (“Cash Settlement Amount“) calculated as follows:

•

If the level of the relevant Reference Underlying (determined as described below) is greater than, or, if so specified in the relevant pricing supplement, greater than or equal to, the Threshold Level for such Reference Underlying at all times during the Observation Period, you will receive a cash payment equal to the product of the Face Amount per security and the weighting of such Reference Underlying.

•

If the level of the relevant Reference Underlying is less than or equal to, or, if so specified in the relevant pricing supplement, solely less than, the Threshold Level for such Reference Underlying at any time during the Observation Period, then:

•

if the Final Level of such Reference Underlying is equal to or greater than its Initial Level, you will receive a cash payment equal to the product of the Face Amount per security and the weighting of such Reference Underlying; or

•	if the Final Level of such Reference Underlying is less than its Initial Level, unless otherwise specified in the relevant pricing supplement, you will receive a cash payment per security equal to:

(Face Amount + (Face Amount × Reference Underlying Return of such Reference Underlying)) × weighting of such Reference Underlying where “Reference Underlying Return” of such Reference Underlying = (Final Level of such Reference Underlying – Initial Level of such Reference Underlying) / Initial Level of such Reference Underlying

The relevant pricing supplement will specify whether the level of each Reference Underlying will be determined based on continuous or closing level monitoring or, alternatively, may specify another method for determining the level of any Reference Underlying.

Physical Delivery Amount

If the level of any relevant Reference Underlying is less than or equal to, or, if so specified in the relevant pricing supplement, solely less than, the Threshold Level for such Reference

Underlying at any time during the Observation Period and the Final Level of such Reference Underlying is less than its Initial Level, you will (if so specified in the relevant pricing supplement) receive physical delivery of units of such Reference Underlying in satisfaction of any amount owed to you in respect of such Reference Underlying or, at our option, the cash value thereof. We refer to the number of physical units of such Reference Underlying that you would be entitled to receive as the “Physical Delivery Amount”. Unless otherwise specified in the relevant pricing supplement, the calculation agent will determine the Physical Delivery Amount for each Reference Underlying on the Final Valuation Date by dividing the Cash Settlement Amount per security with respect to such Reference Underlying by the Final Level of such Reference Underlying.

The securities are not principal protected and you may lose some or all of your initial investment.

No Fractional Units

If we deliver units of any Reference Underlying to you at maturity, we will pay cash in lieu of delivering any fractional units of such Reference Underlying in an amount equal to the product of Final Level multiplied by such fractional amount as determined by the calculation agent on the applicable Valuation Date.

Delivery of Units of the Reference Underlying

We may designate any of our affiliates to deliver any units of any Reference Underlying or any Exchange Property (as defined in “Description of Securities — Anti-dilution Adjustments”) pursuant to the relevant pricing supplement, and we shall be discharged of any obligation to deliver such shares of such Reference Underlying or Exchange Property to the extent of such performance by our affiliates. Reference in this product supplement to delivery of units of any Reference Underlying or any Exchange Property by us shall also include delivery of such units by our affiliates.

We will irrevocably deposit with The Depository Trust Company (“DTC“) no later than the opening of business on the applicable date or dates funds or other property sufficient to make payments of the amount payable or deliveries of property deliverable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount or deliver such property to the holders of the securities entitled thereto.

Adjustments to Valuation Dates and Payment Dates

A Valuation Date will be either a single date, which we refer to as the “Final Valuation Date,” or several dates, each of which we refer to as an “Averaging Date,” and any such date is subject to adjustment as described below.

Upon an adjustment to a Valuation Date other than a Trade Date, the Maturity Date or any other date on which a payment is made to the holder of the securities based on the levels of each Reference Underlying on such Valuation Date (together with the Maturity Date, a “Payment Date“) will be adjusted as well. Payment Dates will also be adjusted if they are not Business Days.

The relevant pricing supplement may specify an alternative method of adjustment to Valuation Dates and Payment Dates which applies to a specific issuance of securities. If this is the case, the relevant pricing supplement will set out how the adjustments will occur.

If a security is issued with a term (from but excluding the settlement date to and including the Maturity Date, each as specified in the relevant pricing supplement) of one year or less, the provisions which follow will apply but the Valuation Date and the Maturity Date will not adjust so that the term (calculated as described above) is greater than one year.

Equity Based Reference Underlyings

Adjustments to Valuation Dates for Equity Based Reference Underlyings

For any Reference Underlying that is Equity Based, the following adjustments will be made for Market Disruption Events and non-Trading Days as applicable.

If:

(a) a Valuation Date is not a Trading Day with respect to the Reference Underlying; or

(b) a Market Disruption Event for the Reference Underlying occurs or is continuing on a Valuation Date,

then the applicable Valuation Date for such disrupted Reference Underlying will be postponed to the immediately succeeding Trading Day on which no Market Disruption Event for such Reference Underlying occurs or is continuing. The Valuation Date for any such Reference Underlying will not be postponed later than the fifth scheduled Trading Day after the date originally scheduled for such Valuation Date (the “Fifth Day“).

If the Valuation Date for such disrupted Reference Underlying is postponed to the Fifth Day and:

(a) the Fifth Day is not a Trading Day with respect to such Reference Underlying; or

(b) a Market Disruption Event for such Reference Underlying occurs or is continuing on the Fifth Day,

then, on the Fifth Day the Closing Level of such Reference Underlying will be determined by the calculation agent (i) in the case of an Index, using the formula for, and method of calculating, the closing level last in effect prior to the commencement of the Market Disruption Event or initial non-Trading Day for such Reference Underlying, using the closing level of each constituent of such Reference Underlying (or, if trading in the relevant constituents has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing level that would have prevailed but for such suspension or limitation or non-Trading Day) on the Fifth Day, and (ii) in the case of a Fund or a common stock, in good faith and in a commercially reasonable manner.

Consequences for Adjustments to Valuation Dates for Equity Based Reference Underlyings

If the scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If, due to a Market Disruption Event or otherwise, the Final Valuation Date or final Averaging Date for any Equity Based Reference Underlying is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Payment Date, the Payment Date will be the third Business Day following the last Final Valuation Date or final Averaging Date, as postponed.

Market Disruption Events for Equity Based Reference Underlyings

With respect to any Equity Based Reference Underlying, a “Market Disruption Event“ means a determination by the calculation agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•	for a Reference Underlying which is a common stock or a Fund, the occurrence or existence of a suspension, absence or material limitation of trading in shares of the common stock or Fund on the Relevant Exchange for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the Relevant Exchange as a result of which the reported trading prices for the common stock or the Fund shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

•

a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Reference Underlying (or the relevant successor Reference Underlying) or an index which underlies a Fund (or its relevant successor) on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchanges; or

•

a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Reference Underlying (or the relevant successor Reference Underlying) or an index which underlies a Fund (or its relevant successor) during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

•

a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the Reference Underlying (or the relevant successor Reference Underlying) or an index which underlies a Fund (or its relevant successor) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds; or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interfered or interferes with our ability or the ability of any of our affiliates to effect transactions in any Reference Underlying or any instrument related to any Reference Underlying or to adjust or unwind all or a material portion of any hedge position in any Reference Underlying with respect to the securities.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Reference Underlying (or the relevant successor Reference Underlying) or an index which underlies a Fund (or its relevant successor) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted Reference Underlying (or the relevant successor Reference Underlying) or an index which underlies a Fund (or its relevant successor) shall be based on a comparison of:

•

the portion of the level of the Reference Underlying (or the relevant successor Reference Underlying) or an index which underlies a Fund (or its relevant successor) attributable to that security, relative to

•	the overall level of the Reference Underlying (or the relevant successor Reference Underlying) or an index which underlies a Fund (or its relevant successor),

in each case, immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

•

limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on the Reference Underlying by the primary securities market trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to the Reference Underlying; and

•

a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts or exchange traded funds related to the Reference Underlying are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Commodity Based Reference Underlyings

Adjustments to Valuation Dates for Commodity Based Reference Underlyings

For any Reference Underlying that is Commodity Based, the following adjustments will be made for Market Disruption Events and non-Trading Days.

If a Market Disruption Event affecting one or more Exchange Traded Instruments or a Commodity included in a Reference Underlying is in effect on a Valuation Date or if any Valuation Date is not a Trading Day with regard to any Exchange Traded Instrument or Commodity, the calculation agent will calculate the Closing Level of such Reference Underlying for the Valuation Date using:

(a)	for each Exchange Traded Instrument or Commodity, the weight of the Exchange Traded Instrument or Commodity within the Commodity Based Reference Underlying on the Valuation Date;

(b)

for each Exchange Traded Instrument or Commodity for which the Valuation Date was a Trading Day and which did not suffer a Market Disruption Event on such day, the closing price for such Exchange Traded Instrument or Commodity on that day; and

(c)

subject to the following paragraph, for each Exchange Traded Instrument or Commodity for which the Valuation Date was not a Trading Day or which suffered a Market Disruption Event on such Valuation Date, the closing price for the Exchange Traded Instrument or Commodity on the immediately succeeding Trading Day for such Exchange Traded Instrument or Commodity on which no Market Disruption Event occurs or is continuing with respect to or affecting such Exchange Traded Instrument or Commodity (a “Good Day“).

If a Good Day does not occur by:

(x)	the scheduled Trading Day after the Trade Date (as that term is defined in the relevant pricing supplement); or

(y)	the fifth scheduled Trading Day after the scheduled Valuation Date (other than the Trade date),

then the calculation agent will determine and use in calculating the Closing Level of the Reference Underlying the closing price for the affected Exchange Traded Instrument or Commodity on the scheduled Trading Day after the Trade Date or the fifth scheduled Trading Day (as applicable) in good faith and in a commercially reasonable manner.

Consequences for Adjustments to Valuation Dates for Commodity Based Reference Underlyings

If an adjustment is made for Market Disruption Events and non-Trading Days, and the date as of which the calculation agent determines the Closing Level of any Commodity Based Reference Underlying falls less than three Business Days prior to the scheduled Payment Date, as applicable, corresponding to such Valuation Date, such Payment Date, as applicable, will be postponed to the third Business Day following the last date as of which the calculation agent determines the Closing Level of any Commodity Based Reference Underlying for such Valuation Date. If a scheduled Payment Date is not a Business Day, such Payment Date will be postponed to the next succeeding Business Day, subject to postponement in the event that a Market Disruption Event exists on the applicable Valuation Date as described above.

Market Disruption Events for Commodity Based Reference Underlyings

With respect to any Commodity Based Reference Underlying, a “Market Disruption Event“ means a determination by the calculation agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•

a termination or suspension of, or material limitation or disruption in the trading of any Exchange Traded Instrument or Commodity (including, but not limited to, the occurrence or announcement of a day on which there is a limitation on, or suspension of, the trading of an applicable Exchange Traded Instrument or Commodity imposed by the Relevant Exchange on which such Exchange Traded Instrument or Commodity is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such Relevant Exchange) within a Reference Underlying (or the relevant successor Reference Underlying); or

•

the settlement price of any Exchange Traded Instrument or Commodity within a Reference Underlying (or the relevant successor Reference Underlying) has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of the Relevant Exchange; or

•

failure by the Relevant Exchange or other price source to announce or publish the settlement price of any Exchange Traded Instrument or Commodity within a Reference Underlying (or the relevant successor Reference Underlying); or

•

failure by the sponsor of a Reference Underlying (or the relevant successor Reference Underlying) to publish the Closing Level of the Reference Underlying (or the relevant successor Reference Underlying); or

•	a Commodity Hedging Disruption Event (as defined below).

Commodity Hedging Disruption Events for Commodity Based Reference Underlyings

If a Commodity Hedging Disruption Event occurs, we will have the right, but not the obligation, to accelerate the payment on the securities by providing, or causing the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New

York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the Business Day immediately following the day on which such Commodity Hedging Disruption Event occurred. The amount due and payable per Face Amount of securities upon such early acceleration will be determined by the calculation agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth Business Day following the day on which the calculation agent delivers notice of such acceleration. We will provide, or will cause the calculation agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two Business Days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a Commodity Hedging Disruption Event.

A “Commodity Hedging Disruption Event“ means that:

(a)

due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the pricing date, the calculation agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the securities (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

(b)

for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the securities, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Currency Based Reference Underlyings

Adjustments to Valuation Dates for Currency Based Reference Underlyings

For any Reference Underlying that is Currency Based, the following adjustments will be made for Market Disruption Events and non-Index Business Days.

If:

(a) a Valuation Date is not an Index Business Day with respect to the Reference Underlying; or

(b) a Market Disruption Event for the Reference Underlying occurs or is continuing on a Valuation Date,

then the applicable Valuation Date for such disrupted Reference Underlying may, in the discretion of the calculation agent, be postponed to the immediately succeeding Index Business

Day on which no Market Disruption Event for such Reference Underlying occurs or is continuing. The Valuation Date for any such Reference Underlying will not be postponed later than the fifth scheduled Index Business Day after the date originally scheduled for such Valuation Date (the “Fifth Day“).

If the Valuation Date for such Disrupted Underlying is postponed to the Fifth Day and:

(a) the Fifth Day is not an Index Business Day with respect to such Reference Underlying; or

(b) a Market Disruption Event for such Reference Underlying occurs or is continuing on the Fifth Day,

then, on the Fifth Day the calculation agent will determine the Closing Level of such Reference Underlying using the formula for, and method of calculating, the Closing Level last in effect prior to the commencement of the Market Disruption Event or initial non-Index Business Day for such Reference Underlying, using the level of each constituent of such Reference Underlying (or, if trading in the relevant constituents has been materially suspended or materially limited, the calculation agent’s good faith estimate of the level of each constituent that would have prevailed but for such suspension or limitation or non-Index Business Day) on the Fifth Day.

Consequences for Adjustments to Valuation Dates for Currency Based Reference Underlyings

If the scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If the Final Valuation Date or final Averaging Date for any Currency Based Reference Underlying is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Payment Date, the Payment Date will be the third Business Day following the last Final Valuation Date or final Averaging Date, as postponed.

Market Disruption Events for Currency Based Reference Underlyings

With respect to any Currency Based Reference Underlying, a “Market Disruption Event“ means any of the following:

•	A currency exchange rate used in the calculation of the Reference Underlying splits into dual or multiple exchange rates;

•

An event occurs that generally makes it impossible to convert a currency used in the calculation of the Reference Underlying (an “Index Currency“) into U.S. dollars in the home country for such Index Currency (the “Index Currency Jurisdiction“) through customary legal channels;

•

An event occurs that generally makes it impossible to deliver U.S. dollars from accounts inside an Index Currency Jurisdiction to accounts outside that Index Currency Jurisdiction, or to deliver an Index Currency between accounts inside the Index Currency Jurisdiction for such Index Currency or to a party that is a non-resident of the relevant Index Currency Jurisdiction;

•

The occurrence of a default, event of default or other similar condition or event with respect to any security or indebtedness of, or guaranteed by, any governmental authority in relation to an Index Currency;

•

Any change in, or amendment to, the laws or regulations prevailing in the Index Currency Jurisdiction in respect of any Index Currency, or any change in any application or official interpretation of such laws or regulations, or any other governmental action that the calculation agent determines may cause another market disruption event to occur or that leads or may lead to the introduction of a currency peg regime;

•	The occurrence of an event that makes it impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate relevant to the Reference Underlying;

•

Any nationalization, confiscation, expropriation, requisition or other action by a relevant governmental authority that deprives Deutsche Bank AG or any of its affiliates of all or substantially all of its assets in the relevant jurisdiction;

•	The calculation agent determines that there is a material difference in a relevant currency rate as determined by reference to the rate source for the Reference Underlying and any other market source;

•

It becomes impossible to obtain a relevant currency exchange rate, either from the source for that rate or by the Sponsor of the Reference Underlying itself acting in good faith in a commercially reasonable manner;

•

The calculation agent determines that Deutsche Bank AG or any of its affiliates would be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of any hedge position relating to any securities or other relevant transactions linked to the Reference Underlying, or to realize, recover or remit the proceeds of any such transactions (such an event, a “Hedging Disruption Event“);

•	Any other event which means the sponsor of the Reference Underlying fails to publish the Closing Level of the Reference Underlying; and

•	Any event that the calculation agent determines may lead to any of the foregoing events.

Hybrid Underlyings

If the Reference Underlyings are a mix of Equity Based, Commodity Based or Currency Based components (a “hybrid Underlying”), the Valuation Date for each Reference Underlying will be adjusted in accordance with the provisions set out above. If there are two or more Reference Underlyings which are Equity Based, Commodity Based or Currency Based, the Valuation Date for those Reference Underlyings will be adjusted individually.

If the scheduled Payment Date for securities linked to a hybrid Underlying is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If, due to a Market Disruption Event occurring with respect to any Reference Underlying or otherwise, the Final Valuation Date or final Averaging Date for any Reference Underlying is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Payment Date, the Payment Date will be the third Business Day following the last Final Valuation Date or final Averaging Date, as postponed, to occur for the Reference Underlyings.

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of an Index discontinues publication of the Index and the sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index“), then any Closing Level will be determined by reference to the level of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on any date on which a value for the Index must be taken for the purposes of the security, including any Valuation Date (“Relevant Date“).

Upon any selection by the calculation agent of a Successor Index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities or securities.

If the Sponsor discontinues publication of the Index prior to, and such discontinuance is continuing on, any Relevant Date, and the calculation agent determines, in its sole discretion, that no Successor Index is available at such time, or the calculation agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the calculation agent will determine the Closing Level for such date. The Closing Level will be computed by the calculation agent in accordance with the formula for and method of calculating the Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating the Index or a Successor Index, or the level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such Index does not, in the opinion of the calculation agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Closing Level with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index or such Successor Index), then the calculation agent will adjust the Index or such Successor Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuance of a Fund and/or its Tracked Index; Alteration of Method of Calculation

If a Fund is liquidated or otherwise terminated (a “Liquidation Event“), then any level of the Fund required for the purposes of the securities will be determined by the calculation agent and will be deemed to equal the product of (i) the closing level of the index which the Fund seeks to track (the “Tracked Index“) (or any successor index to the Tracked Index, as described below) on any Relevant Date (taking into account any material changes in the method of calculating the Tracked Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the closing price of the Fund and the denominator of which is the closing level of the Tracked Index (or any Successor Tracked Index, as described below), each determined as of the last day prior to the occurrence of the Liquidation Event on which a closing price of the Fund was available.

If the sponsor of the Tracked Index discontinues publication of the Tracked Index and the sponsor or another entity publishes a successor or substitute index that the Issuer, as the calculation agent, determines, in its sole discretion, to be comparable to the discontinued

Tracked Index (such index being referred to herein as a “Successor Tracked Index“), then any subsequent closing level following a Liquidation Event will be determined by reference to the published level of such Successor Tracked Index at the regular weekday close of trading on any Trading Day on which the closing level is relevant to the Payment at Maturity.

Upon any selection by the calculation agent of a Successor Tracked Index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to DTC, as holder of the security, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the security, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the Sponsor discontinues publication of the Tracked Index prior to, and such discontinuance is continuing on, the Relevant Date following a Liquidation Event and the Issuer, as the calculation agent, determines, in its sole discretion, that no Successor Tracked Index is available at such time, then the calculation agent will determine the closing level of the Tracked Index for such date. Such closing level will be computed by the calculation agent in accordance with the formula for calculating the Tracked Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on the Relevant Date of each security most recently composing the Tracked Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the Tracked Index may adversely affect the value of the securities.

Anti-dilution Adjustments

Any anti-dilution adjustments described here, including adjustments to the Adjustment Factor, Initial Level, Final Level and Closing Price, will be made separately for each Reference Underlying.

Anti-dilution Adjustments for Funds

The Adjustment Factor, the Initial Level, Final Level, and Closing Price for a Fund is subject to adjustment by the calculation agent as a result of the anti-dilution adjustments described in this section.

No adjustments to any Adjustment Factor will be required unless such Adjustment Factor adjustment would require a change of at least 0.1% of such Adjustment Factor then in effect. An Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Adjustment Factor for any Fund after the close of business on the Business Day immediately preceding each Valuation Date.

No adjustments to the Adjustment Factor for any Fund will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the Closing Level of a Fund on any Trading Day during the term of the securities.

Share Splits and Reverse Share Splits

If the shares of a Fund are subject to a share split or reverse share split, then once such split has become effective, the Adjustment Factor, which will initially be set at 1.0, will be adjusted so that the new Adjustment Factor shall equal the product of:

(a)	the prior Adjustment Factor, and

(b)

the number of shares which a holder of one share of a Fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share Dividends or Distributions

If a Fund is subject to a share dividend, i.e., an issuance of additional shares of a Fund that is given ratably to all or substantially all holders of shares of a Fund, then, once the dividend or distribution has become effective and the shares of a Fund are trading ex-dividend, the Adjustment Factor will be adjusted so that the new Adjustment Factor shall equal the prior Adjustment Factor plus the product of:

(a)	the prior Adjustment Factor, and

(b)	the number of additional shares issued in the share dividend or distribution with respect to one share of a Fund.

Non-cash Distributions

If a Fund distributes shares of capital stock, evidences of indebtedness or other assets or property of a Fund to all or substantially all holders of shares of a Fund (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred under “— Extraordinary Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of a Fund are trading ex-dividend, the Adjustment Factor will be adjusted so that the new Adjustment Factor shall equal the product of:

(a)	the prior Adjustment Factor, and

(b)

a fraction, the numerator of which is the Current Market Price of one share of a Fund and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price“ of a Fund means the arithmetic average of the closing prices of one share of a Fund for the ten Trading Days prior to the Trading Day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Adjustment Factor.

“Ex-dividend date“ means the first Trading Day on which transactions in the shares of a Fund trade on the Relevant Exchange without the right to receive that cash dividend or other cash distribution.

The “Fair Market Value“ of any such distribution means the value of such distribution on the Ex-dividend Date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a Fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for a Fund by an amount equal to at least 10% of the closing price of a Fund on the first Trading Day immediately preceding the Ex-dividend Date.

If an extraordinary cash dividend occurs, the Adjustment Factor will be adjusted so that the new Adjustment Factor shall equal the product of:

(a)	the prior Adjustment Factor, and

(b)

a fraction, the numerator of which is the closing price of a Fund on the Trading Day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Anti-dilution Adjustments for Common Stock

Upon the occurrence of certain corporate events, the Adjustment Factor, the Final Level, Closing Levels, and Intraday Price of a common stock will be adjusted as described below.

The Adjustment Factor is subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section. No adjustments to the Adjustment Factor will be required unless the Adjustment Factor adjustment would require a change of at least 0.1% in the Adjustment Factor then in effect. The Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Adjustment Factor after the close of business on the Business Day immediately preceding each Valuation Date.

No adjustments to the Adjustment Factor will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the Intraday Price or the Closing Level of a Reference Underlying on any Trading Day during the term of the securities. No adjustments will be made for certain other events, such as offerings of common stock by the issuer of a Reference Underlying for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for a Reference Underlying by the issuer of such Reference Underlying or any third party.

For purposes of these adjustments, except as noted below, if an ADS is serving as a Reference Underlying, all adjustments to the Adjustment Factor for such Reference Underlying will be made as if the equity security underlying such ADS is serving as such Reference Underlying. Therefore, for example, if the equity security underlying the ADS is subject to a two-for-one stock split and assuming the Adjustment Factor is equal to one, the Adjustment Factor for such Reference Underlying would be adjusted to equal to two. If your securities are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the relevant pricing supplement for your securities, the dividend paid by the issuer of the equity security underlying the ADS, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If an ADS is serving as a Reference Underlying, no adjustment to the ADS price or the Adjustment Factor, including those described below, will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of equity securities represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of equity securities represented by each ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Stock Splits and Reverse Stock Splits

If a Reference Underlying is subject to a stock split or a reverse stock split, then once any split has become effective, the Adjustment Factor relating to such Reference Underlying will be adjusted so that the new Adjustment Factor shall equal the product of:

•	the prior Adjustment Factor, and

•

the number of shares which a holder of one share of such Reference Underlying before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends

If a Reference Underlying is subject to a (i) stock dividend, i.e., issuance of additional shares of such Reference Underlying, that is given ratably to all holders of shares of such Reference Underlying, or (ii) distribution of shares of such Reference Underlying as a result of the triggering of any provision of the corporate charter of the issuer of such Reference Underlying, then, once the dividend has become effective and the shares are trading ex-dividend, the Adjustment Factor will be adjusted so that the new Adjustment Factor shall equal the prior Adjustment Factor plus the product of:

•	the prior Adjustment Factor, and

•	the number of additional shares issued in the stock dividend with respect to one share of such Reference Underlying.

Non-cash Dividends and Distributions

If the issuer of a Reference Underlying distributes shares of capital stock, evidences of indebtedness or other assets or property of the issuer of such Reference Underlying to holders of such Reference Underlying (other than (i) dividends, distributions and rights or warrants referred to under “— Stock Splits and Reverse Stock Splits” and “— Stock Dividends” above and (ii) cash distributions or dividends referred under “— Cash Dividends” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Adjustment Factor will be adjusted so that the new Adjustment Factor shall equal the product of:

•	the prior Adjustment Factor, and

•

a fraction, the numerator of which is the Current Market Price of such Reference Underlying and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price“ of a Reference Underlying means the Closing Level of such Reference Underlying on the Trading Day immediately preceding the Ex-dividend Date of the cash dividend or distribution requiring an adjustment to the Adjustment Factor.

The “Fair Market Value“ of any such distribution means the value of such distribution on the Ex-dividend Date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or, if a Reference Underlying is an ADS, on a non-U.S. securities exchange or market, the Fair Market Value will equal the closing price of such distributed property on such Ex-dividend Date.

Notwithstanding the foregoing, a distribution on a Reference Underlying described in clause (a), (d) or (e) of the section entitled “— Reorganization Events” below that also would require an adjustment under this section shall only cause an adjustment pursuant to clause (a), (d) or (e) under the section entitled “— Reorganization Events.” A distribution on a Reference Underlying described in the section entitled “— Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section shall only cause an adjustment pursuant to the section entitled “— Issuance of Transferable Rights or Warrants”.

Cash Dividends

If the issuer of a Reference Underlying pays dividends or makes other distributions consisting exclusively of cash to all holders of a Reference Underlying during any fiscal quarter during the term of the securities, in an aggregate amount that, together with other such dividends or distributions made during such quarterly fiscal period, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Adjustment Factor will be adjusted so that the new Adjustment Factor shall equal the product of:

•	the prior Adjustment Factor, and

•

a fraction, the numerator of which is the Current Market Price of such Reference Underlying and the denominator of which is the amount by which such Current Market Price exceeds the amount in cash per share the issuer of such Reference Underlying distributes to holders of such Reference Underlying in excess of the Dividend Threshold.

“Dividend Threshold“ means the amount of any cash dividend or cash distribution distributed per share of a Reference Underlying that exceeds the immediately preceding cash dividend or other cash distribution, if any, per share of such Reference Underlying by more than 10% of the Closing Level of such Reference Underlying on the Trading Day immediately preceding the Ex-dividend Date, unless otherwise specified in the relevant pricing supplement.

“Ex-dividend date“ means the first Trading Day on which transactions in such Reference Underlying trade on the Relevant Exchange without the right to receive that cash dividend or other cash distribution.

Issuance of Transferable Rights or Warrants

If the issuer of a Reference Underlying issues transferable rights or warrants to all holders of such Reference Underlying to subscribe for or purchase such Reference Underlying, including new or existing rights to purchase such Reference Underlying at an exercise price per share less than the Closing Price of such Reference Underlying on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder’s rights plan or arrangement, and if the expiration date of such rights or warrants precedes the final Valuation Date of the securities, then the Adjustment Factor will be adjusted on the Business Day immediately following the issuance of such transferable rights or warrants so that the new Adjustment Factor shall equal the prior Adjustment Factor plus the product of:

•	the prior Adjustment Factor, and

•	the number of shares of such Reference Underlying that can be purchased with the cash value of such warrants or rights distributed on one share of such Reference Underlying.

The number of shares that can be purchased will be based on the Closing Level of such Reference Underlying on the date the new Adjustment Factor is determined. Unless we specify otherwise in the relevant pricing supplement for your securities, the cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange or, in the case of a Reference Underlying that is an ADS, on a non-U.S. securities exchange or market, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange or a non-U.S. securities exchange or market, as applicable, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Adjustment Factor is determined; provided, that if only two such bid prices are available, then the cash value of such warrants or rights will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such warrants or rights will equal such bid.

Reorganization Events

If prior to the Final Valuation Date,

(a)	there occurs any reclassification or change of a Reference Underlying, including, without limitation, as a result of the issuance of tracking stock by the issuer of such Reference Underlying,

(b)

the issuer of a Reference Underlying, or any surviving entity or subsequent surviving entity of the issuer of such Reference Underlying (a “Successor Entity“), has been subject to a merger, combination or consolidation and is not the surviving entity,

(c)	any statutory exchange of securities of the issuer of a Reference Underlying or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

(d)	the issuer of a Reference Underlying is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)

the issuer of a Reference Underlying issues to all of its shareholders equity securities of an issuer other than the issuer of such Reference Underlying, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-off Event“), or

(f)

a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of a Reference Underlying and is consummated and completed in full for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event“), then the Payment at Maturity or upon any earlier exchange will depend on the value of any Exchange Property, as defined below, and if the payment is physically settled, will consist of such Exchange Property. To determine the amount payable to you at maturity or upon any earlier exchange, the calculation agent will do the following:

(i) The calculation agent will determine the cash value of any non-cash property distributed in the Reorganization Event (other than Exchange Traded Securities) and combine this with any cash to determine a “Per Share Cash Amount“;

(ii) The calculation agent will combine the Per Share Cash Amount, if any, with the Exchange Traded Securities a holder of such Reference Underlying would hold immediately after the Reorganization Event in respect of a single share of such Reference Underlying, if any, to determine the Exchange Property resulting for a single share of such Reference Underlying (the “Per Share Exchange Property“);

(iii) The calculation agent will then deem the Per Share Exchange Property to be a share of such Reference Underlying for the purposes of determining your Payment at Maturity or upon any earlier exchange. The value of the Per Share Exchange Property on any day will equal the Closing Level (or Intraday Price, if applicable) for any Exchange Traded Securities plus the Per Share Cash Amount, and the calculation agent will use this value for the purposes of determining whether any triggers, limits or floors (or other similar concepts) have been breached, reached or met and for determining the Payment at Maturity by treating such value as if it were the Closing Level (or Intraday Price, if applicable) of the original Reference Underlying;

(iv) The calculation agent may, in its sole discretion, adjust any trigger, limit or floor (or take similar action) to reflect the use of the value of the Exchange Property as opposed to the level of such Reference Underlying in determining the Payment at Maturity and with a view to offsetting, to the extent practical, any change in the economic position of the holder and Deutsche Bank AG that results solely from the Reorganization Event;

(v) In the event Exchange Property consists of common equity securities, those securities will, in turn, be subject to the anti-dilution adjustments of the type set forth in this product supplement; and

(vi) At maturity:

(x) if the payment is to be physically settled, you will receive the Per Share Exchange Property in lieu of shares of such Reference Underlying; and

(y) if the payment is to be cash settled, you will receive the cash value of the Per Share Exchange Property in lieu of one share of such Reference Underlying, using the closing price of any Exchange Traded Securities to determine their value.

“Exchange Property“ for each share of a Reference Underlying, means any shares of such Reference Underlying that continue to be held by the holders of such Reference Underlying, and any securities, cash or any other assets distributed to the holders of such Reference Underlying in, or in connection with, the Reorganization Event distributed in respect of such share of Reference Underlying. You are not entitled to receive any interest on any Exchange Property with the exception of any interest which accrues on the Exchange Property according to the terms of the Exchange Property. In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

“Exchange Traded Securities“ means any securities (including, without limitation, securities of the issuer of a Reference Underlying or securities of foreign issuers represented by American depositary receipts) traded on its Relevant Exchange.

The calculation agent shall be solely responsible for determination and calculation of the Exchange Property if a Reorganization Event occurs and the cash amount due upon exchange of the securities, including the determination of the cash value of any Exchange Property and the Per Share Exchange Property, if necessary. The calculation agent’s determinations and calculations shall be conclusive absent manifest error.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as a Reference Underlying is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by the FINRA, or if the ADS facility between the issuer of the underlying stock and the ADS depositary is terminated for any reason, then, on and after the date the ADS is no longer so listed or adjusted to trading on the date of such termination, as applicable (the “Change Date“), the underlying stock will be deemed to be such Reference Underlying. The Adjustment Factor will thereafter equal the last value of the Adjustment Factor for the ADS multiplied by the number of shares of the underlying equity securities represented by a single

ADS. On and after the Change Date, solely for the purposes of determining the Closing Level or Intraday Price of the underlying equity security, the Initial Level will be converted into the applicable foreign currency using the applicable exchange rate as described below.

In any such case, unless otherwise specified in the relevant pricing supplement, to the extent that a number of shares of such Reference Underlying are otherwise due at maturity, we will be deemed to have elected to deliver the Cash Settlement Amount thereof (payable in U.S. dollars) in lieu of such physical delivery.

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Closing Levels, the Initial Levels, the Final Levels, any anti-dilution adjustments, the coupon payable on any Coupon Payment Date and the Payment at Maturity, as applicable, that we will pay you at maturity. The calculation agent will also be responsible for determining whether a Market Disruption Event has occurred and whether a day is a Coupon Payment Date. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and on each Coupon Payment Date, on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date and each Coupon Payment Date.

All calculations with respect to the Closing Levels, the Initial Levels, the Final Levels, the Payment at Maturity, as applicable, and any payment on any Coupon Payment Date per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate Face Amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities will be calculated as if the date of acceleration were the Final Valuation Date, plus, if applicable, any coupon payment due on the securities. If the securities have more than one Valuation Date, then for each Valuation Date scheduled to occur after the date of acceleration, the Trading Days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) shall be the corresponding Valuation Dates, unless otherwise specified in the relevant pricing supplement. Upon any acceleration of the securities, any coupon payments will be calculated on the basis of 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Coupon Payment Date for which coupon payments were made. If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate Face Amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment at Maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA“) in the City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies only to an investor who purchases the securities at issuance for their Issue Price and holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). The tax consequences of ownership and disposition of any Reference Underlying (if applicable) are not addressed. This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the securities as a part of a hedging transaction, straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, or individual non-U.S. investors who are present in the United States for 183 days or more in a taxable year in which their securities are sold or retired.

Tax Treatment of the Securities

Unless otherwise provided in the applicable pricing supplement, we believe that it is reasonable to treat a security for U.S. federal income tax purposes as a number of put options (each, a “Put Option” and, collectively, the “Put Options”) written by you to us, each with respect to a Reference Underlying, secured by a cash deposit equal to the Issue Price (the “Deposit”). Under this treatment, a Put Option will be treated as exercised by us if (i) the level of the Reference Underlying to which such Put Option corresponds is less than or equal to (or, if so specified in the applicable pricing supplement, is solely less than) the Threshold Level at any time during the Observation Period and (ii) the Final Level is less than the Initial Level. If a Put Option is treated as exercised by us, an amount equal to the Deposit multiplied by the weighting of the corresponding Reference Underlying will be applied automatically in full satisfaction of your obligation under the Put Option; otherwise, the Put Option will be treated as expiring unexercised and such portion of the Deposit will be returned to you. Under this treatment, less than the full amount of each Coupon Payment will be attributable to the interest on the Deposit; the excess of each Coupon Payment over the portion of the payment attributable to the interest on the Deposit will represent premiums paid to you in consideration of your entry into the Put Options. We will specify in the relevant pricing supplement the portion of each Coupon Payment that we will allocate to interest on the Deposit. We will also provide, where relevant, information regarding the put premiums attributable to each Put Option (the “Put Premiums” with respect to that Put Option).

Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Unless otherwise stated, the following discussion assumes that the treatment of the securities described above will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Securities with a Term of One Year or Less

The following discussion applies to securities with a term of one year or less (from but excluding the issue date to and including the last possible date that the securities could be outstanding).

Coupon Payments. The Deposit will be treated as a short-term debt instrument for U.S. federal income tax purposes. Under the applicable Treasury regulations, the Deposit will be treated as being issued at a discount equal to the sum of all interest payments to be made with respect to the Deposit. Accrual-method holders, and cash-method holders who so elect, should include the discount in income as it accrues on a straight-line basis, unless they elect to accrue the discount on a constant-yield method based on daily compounding. Cash-method holders who do not elect to accrue the discount in income currently should include interest paid on the Deposit upon its receipt. Additionally, cash-method holders who do not elect to accrue the discount in income currently will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the securities in an amount not exceeding the accrued discount that has not been included in income. The Put Premiums will not be taken into account until maturity or earlier sale or exchange of the securities, as described below.

Sale or Exchange of a Security prior to Maturity. Upon a sale or exchange of a security prior to maturity, you should apportion the amount realized (excluding any amount attributable to accrued but unpaid interest on the Deposit, which will be treated as a payment of interest) between the Deposit and the Put Options based on their respective values on the date of sale or exchange. You will recognize short-term capital gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (the “Deposit Value”) and (ii) the Deposit’s “issue price,” which is the security’s Issue Price.

Any difference between the amount realized on the sale or exchange and the Deposit Value will be apportioned to the Put Options. If the Deposit Value exceeds the amount realized upon the sale or exchange of a security, you will be treated as having made a payment equal to such excess in exchange for the purchaser’s assumption of the Put Options. You will recognize gain or loss in respect of the Put Options in an amount equal to the total Put Premiums previously received by you, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Options. This gain or loss will be short-term capital gain or loss, subject to the application of Section 988, as discussed below.

Tax Treatment at Maturity. The Coupon Payment received at maturity will be treated as described above under “Coupon Payments.”

If a Put Option is deemed to have expired unexercised, you will not recognize gain or loss upon the return of the portion of the Deposit allocable to that Put Option (i.e. the portion that equals the amount of the Deposit multiplied by the weighting of the corresponding Reference Underlying), but you will generally recognize short-term capital gain (subject to the application of Section 988, as discussed below) in an amount equal to the Put Premiums received, including at maturity, with respect to that Put Option.

If you receive the Physical Delivery Amount with respect to a Reference Underlying at maturity, you will be deemed to have applied the portion of the Deposit allocable to the relevant Put Option toward the physical settlement of that Put Option. In this case, you will not recognize gain or loss with respect to the Put Premiums received with respect to that Put Option or the receipt of the Reference Underlying (other than in respect of cash received in lieu of a fractional share). Instead, you will have an aggregate basis in the Reference Underlying received (including any fractional share) equal to the allocable portion of the Deposit less the total Put Premiums received with respect to the relevant Put Option, and that basis will be allocated proportionately among those shares. Your holding period for the Reference Underlying will begin on the day after receipt. With respect to any cash received in lieu of a fractional share, you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of the cash received in respect of the fractional share and the tax basis allocable to the fractional share.

If, instead, you receive cash upon the deemed exercise of a Put Option with respect to a Reference Underlying at maturity, you will be deemed to have applied the portion of the Deposit allocable to that Put Option toward the cash settlement of that Put Option. In that case, you will recognize gain or loss with respect to the Put Option in an amount equal to the difference between (i) the total Put Premiums received, including at maturity, with respect to that Put Option and (ii) the cash settlement value of that Put Option. This gain or loss will be short-term capital gain or loss, subject to the application of Section 988, as discussed below.

Application of Section 988. If a Reference Underlying Return is determined entirely by reference to one or more foreign currencies, including forward or futures contracts on foreign currencies (e.g., if a Reference Underlying is an index of foreign currencies), your gain or loss on the Put Option with respect to that Reference Underlying will be ordinary in character pursuant to Section 988 of the Code, unless an election is made under Section 988 to treat gain or loss on the Put Option as capital. Similarly, if a Reference Underlying Return is determined in part by reference to one or more foreign currencies (not including translation of prices of stocks traded in foreign currencies), part or all of your gain or loss on the Put Option with respect to that Reference Underlying may be ordinary in character pursuant to Section 988, unless an election is made to treat gain or loss on the Put Option as capital. In either case, it is unclear whether such an election is available. If you recognize an ordinary loss under Section 988 above an applicable threshold, you will be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding the application of Section 988 to your investment in the securities, the potential availability of the election under Section 988, the procedures for making it if it is available, and the loss disclosure rules.

Securities with a Term of More Than One Year

The following discussion applies to securities with a term of more than one year.

Coupon Payments. The portion of each Coupon Payment attributable to the Deposit will be taxable to you as ordinary income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes. The Put Premiums will not be taken into account until maturity or earlier sale or exchange of the securities, as described below.

Sale or Exchange of a Security prior to Maturity. Upon a sale or exchange of a security prior to maturity, you should apportion the amount realized (excluding any amount attributable to accrued but unpaid interest on the Deposit, which will be treated as a payment of interest) between the Deposit and the Put Options based on their respective values on the date of sale or exchange. You will recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (the “Deposit Value”) and (ii) the Deposit’s issue price, which is the security’s Issue Price. This gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held the security for more than one year.

Any difference between the amount realized on the sale or exchange and the Deposit Value will be apportioned to the Put Options. If the Deposit Value exceeds the amount realized upon the sale or exchange of a security, you will be treated as having made a payment equal to such excess in exchange for the purchaser’s assumption of the Put Options. You will recognize gain or loss in respect of the Put Options in an amount equal to the total Put Premiums previously received by you, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Options. This gain or loss generally will be short-term capital gain or loss, subject to the application of Section 988, as discussed below.

Tax Treatment at Maturity. The Coupon Payment received at maturity will be treated as described above under “Coupon Payments.”

If a Put Option is deemed to have expired unexercised, you will not recognize gain or loss upon the return of the portion of the Deposit allocable to that Put Option (i.e. the portion that equals the amount of the Deposit multiplied by the weighting of the corresponding Reference Underlying), but you will generally recognize short-term capital gain (subject to the application of Section 988, as discussed below) in an amount equal to the Put Premiums received, including at maturity, with respect to that Put Option.

If you receive the Physical Delivery Amount with respect to a Reference Underlying at maturity, you will be deemed to have applied the portion of the Deposit allocable to the relevant Put Option toward the physical settlement of that Put Option. In this case, you will not recognize gain or loss with respect to the Put Premiums received with respect to that Put Option or the receipt of the Reference Underlying (other than in respect of cash received in lieu of a fractional share). Instead, you will have an aggregate basis in the Reference Underlying received (including any fractional share) equal to the allocable portion of the Deposit less the total Put Premiums received with respect to the relevant Put Option, and that basis will be allocated proportionately among those shares. Your holding period for the Reference Underlying will begin on the day after receipt. With respect to any cash received in lieu of a fractional share, you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of the cash received in respect of the fractional share and the tax basis allocable to the fractional share.

If, instead, you receive cash upon the deemed exercise of a Put Option with respect to a Reference Underlying at maturity, you will be deemed to have applied the portion of the Deposit allocable to that Put Option toward the cash settlement of that Put Option. In that case, you will recognize gain or loss with respect to the Put Option in an amount equal to the difference between (i) the total Put Premiums received, including at maturity, with respect to that Put Option and (ii) the cash settlement value of that Put Option. This gain or loss will be short-term capital gain or loss, subject to the application of Section 988, as discussed below.

Application of Section 988. If a Reference Underlying Return is determined entirely by reference to one or more foreign currencies, including forward or futures contracts on foreign currencies (e.g., if a Reference Underlying is an index of foreign currencies), your gain or loss on the Put Option with respect to that Reference Underlying will be ordinary in character pursuant to Section 988 of the Code, unless an election is made under Section 988 to treat gain or loss on the Put Option as capital. Similarly, if a Reference Underlying Return is determined in part by reference to one or more foreign currencies (not including translation of prices of stocks traded in foreign currencies), part or all of your gain or loss on the Put Option with respect to that Reference Underlying may be ordinary in character pursuant to Section 988, unless an election is made to treat gain or loss on the Put Option as capital. In either case, it is unclear whether such an election is available. If you recognize an ordinary loss under Section 988 above an applicable threshold, you will be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding the application of Section 988 to your investment in the securities, the potential availability of the election under Section 988, the procedures for making it if it is available, and the loss disclosure rules.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, the IRS or a court might not agree with the tax treatment described above. If the IRS were successful in asserting an alternative treatment, the tax consequences of the ownership and disposition of the securities might be affected materially and adversely. It is possible, for example, that the securities could be treated in their entirety as debt instruments issued by us. Under this treatment, securities having a term from issuance to maturity (including the last possible date that the securities could be outstanding) exceeding one year would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, and any income recognized on the sale, exchange or retirement of the securities would be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Other alternative U.S. federal income tax characterizations of the securities are possible. For instance, you could be required to include the full amount of the Coupon Payments on the securities as ordinary income in accordance with your method of accounting. In addition, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Recently Enacted Legislation

Recently enacted legislation requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns, generally for tax years beginning in 2011, unless a regulatory exemption is provided.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust.

Under current law, any income or gain from a security should not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfy applicable requirements, and (ii) the income or gain is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and if the income or gain from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

Backup Withholding and Information Reporting

Coupon payments on the securities (at least to the extent attributable to interest on the Deposit) and the proceeds received from a sale or exchange of the securities (including cash settlement at maturity) generally will be subject to information reporting unless you are an “exempt recipient” (such as a domestic corporation) and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original Issue Price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Reference Underlying or instruments whose value is derived from the Reference Underlying. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially increase the level of the Reference Underlying on any Trading Day as well as the Initial Level, and, therefore, effectively establish a higher price at which the Reference Underlying must trade for you to receive at maturity of the securities the Face Amount of your securities (in addition to Coupon Payments). From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Reference Underlying or instruments whose value is derived from the Reference Underlying. Although we have no reason to believe that any of these activities will have a material impact on the level of the Reference Underlying or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI“) and DBTCA, as agents, and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent“ and, collectively with DBSI and DBTCA, the “Agents“), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the aggregate Face Amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for any offering in which DBSI participates will comply with the requirements of NASD Rule 2720 of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

THE RELEVANT UNDERLYINGS

Common Stocks and Funds

In the relevant pricing supplement we will provide summary information regarding any issuer of common stock or the Fund to which the securities will be linked based on publicly available information. We have not participated in the preparation of, or verified, such publicly available information.

Companies with securities registered under the Exchange Act and/or the Investment Company Act of 1940, as amended, are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of common stock, a Fund and the components underlying the Fund may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Indices and Other Underlyings

In the relevant pricing supplement we will provide summary information regarding any Index or other Reference Underlying to which the securities will be linked based on publicly available information. We have not participated in the preparation of, or verified, such publicly available information. The Index or other Reference Underlying to which payment on the securities will be linked may also be described in an underlying supplement relating to the securities.

General

This product supplement, any relevant underlying supplement and the relevant pricing supplement relate only to the securities offered thereby. We have derived any and all disclosures contained in this product supplement, any relevant underlying supplement and the relevant pricing supplement regarding the Reference Underlying described therein from the publicly available documents described above. In connection with any offering of the securities, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Underlying described therein. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the levels of the Reference Underlying described therein have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Reference Underlying described therein could affect the Payment at Maturity with respect to the securities and, therefore, the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Underlying.

We or our affiliates may currently or from time to time engage in business with the issuer or sponsor of a Reference Underlying, or in the case of a Fund or Index, the companies underlying the Fund or Index, including extending loans to, making equity investments in, or providing advisory services to, them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about such companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about a Reference Underlying, or in the case of a Fund or Index, the components underlying such Fund or Index. As a prospective purchaser of a security, you should undertake an independent investigation of each Reference Underlying and its issuer or sponsor (as applicable) as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

We describe various risk factors that may affect the value of your securities, and the unpredictable nature of that value, under “Risk Factors” above.